Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-196223) and Form S-8 (Nos. 333-166315, 333-180368 and 333-183294) of VEON Ltd. of our report dated March 15, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 20-F.

/s/ W.J. van der Molen RA
PricewaterhouseCoopers Accountants N.V.
Amsterdam, the Netherlands
March 15, 2021